SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[ x ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            NOBLE INTERNATIONAL, LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
       and 0-11.

       1) Title of each class of securities to which transaction applies:

          --------------------------------------------------------------------
       2) Aggregate number of securities to which transaction applies:

          --------------------------------------------------------------------
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          --------------------------------------------------------------------
       4) Proposed maximum aggregate value of transaction:

          --------------------------------------------------------------------
       5) Total fee paid:


[   ]  Fee paid previously with preliminary materials.
[   ]  Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:

            --------------------------------------------------
       2)   Form, Schedule or Registration Statement No.:

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       3)   Filing Party:

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       4)   Dated Filed:

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
                           NOBLE INTERNATIONAL, LTD.
                     33 BLOOMFIELD HILLS PARKWAY, SUITE 155
                        BLOOMFIELD HILLS, MICHIGAN 48304

                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 23, 1998
                                   9:00 A.M.

                          ----------------------------

     Notice is hereby given that the Annual Meeting of Shareholders of Noble International, Ltd. will be held at the Marriott Hotel, 200 West Big Beaver, Troy, Michigan 48084, on Thursday, April 23, 1998, at 9:00 a.m. to consider and vote upon:

     1. The election of a Board of Directors consisting of seven (7) directors. The Proxy Statement which accompanies this Notice includes the names of the nominees to be presented by the Board of Directors for election;

     2. Approval of the Noble International, Ltd. 1997 Stock Option Plan;

     3. Ratification of Grant Thornton LLP as independent public accountants of the Company; and

     4. The transaction of such other business as may properly come before the Annual Meeting.

     The Board of Directors has fixed the close of business on February 27, 1998 as the record date for determination of shareholders entitled to notice of, and to vote, at the Annual Meeting. TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

     Shareholders are cordially invited to attend the meeting in person. Please indicate on the enclosed proxy whether you plan to attend the meeting. Shareholders may vote in person if they attend the meeting even though they have executed and returned a proxy.

                                          By Order of the Board of Directors,

                                          /s/ Michael C. Azar
                                          -------------------------------------

                                          Michael C. Azar
                                          Secretary

Dated: March 10, 1998

                           NOBLE INTERNATIONAL, LTD.

                          ----------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                          ----------------------------

                                  INTRODUCTION

     This Proxy Statement is furnished by the Board of Directors of Noble International, Ltd., a Michigan corporation, (the 'Company') in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held on April 23, 1998 and at any adjournments thereof. The Annual Meeting has been called to consider and vote upon the election of seven (7) Directors, the approval of the 1997 Stock Option Plan, the ratification of Grant Thornton LLP as the Company's independent public accountants and to consider such other business as may properly come before the Annual Meeting. This Proxy Statement and the accompanying Proxy are being sent to shareholders on or about March 10, 1998.

PERSONS MAKING THE SOLICITATION

     The Proxy is solicited on behalf of the Board of Directors of the Company. The original solicitation will be by mail. Following the original solicitation, the Board of Directors expects that certain individual shareholders will be further solicited through telephone or other oral communications from the Board of Directors. The Board of Directors does not intend to use specially engaged employees or paid solicitors. The Board of Directors intends to solicit proxies for shares which are held of record by brokers, dealers, banks or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold shares. All solicitation expenses will be borne by the Company.

TERMS OF THE PROXY

     The enclosed Proxy indicates the matters to be acted upon at the Annual Meeting and provides boxes to be marked to indicate the manner in which the shareholder's shares are to be voted with respect to such matters. By appropriately marking the boxes, a shareholder may specify whether the proxies shall vote for or against or shall be without authority to vote the shares represented by the Proxy. The Proxy also confers upon the proxies discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

     If the Proxy is executed properly and is received by the proxy prior to the Annual Meeting, the shares represented by the Proxy will be voted. Where a shareholder specifies a choice with respect to the matter to be acted upon, the shares will be voted in accordance with such specification. Any Proxy which is executed in such a manner as not to withhold authority to vote for the election of the specified nominees as Directors (see 'Matters To Be Acted Upon--Item 1:
Election of Directors') shall be deemed to confer such authority. A Proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to Michael C. Azar, Secretary, Noble International, Ltd., 33 Bloomfield Hills Parkway, Suite 155, Bloomfield Hills, Michigan 48304, by attending the meeting and electing to vote in person, or by a duly executed Proxy bearing a later date.

                         VOTING RIGHTS AND REQUIREMENTS

VOTING SECURITIES

     The securities entitled to vote at the Annual Meeting consist of all of the issued and outstanding shares of the Company's common stock, no par value per share ('Common Stock'). The close of business on February 27, 1998 has been fixed by the Board of Directors of the Company as the record date. Only shareholders of record as of the record date may vote at the Annual Meeting. As of the record date, there were 7,160,168 issued and outstanding shares of the Company's Common Stock entitled to vote at the Annual Meeting and approximately 43 holders of record and approximately 1300 beneficial owners of the Company's Common Stock.

QUORUM

     The presence at the Annual Meeting of the holders of a number of shares of the Company's Common Stock and Proxies representing the right to vote shares of the Company's Common Stock in excess of one-half of the number of shares of the Company's Common Stock outstanding as of the record date will constitute a quorum for transacting business.

                       COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of February 20, 1998, with respect to the beneficial ownership of the Company's Common Stock by: (i) each person known by the Company to own more than 5% of the Company's Common Stock;
(ii) each director and nominee for director; (iii) each officer of the Company named in the Summary Compensation Table; and (iv) all officers and directors of the Company as a group. Except as otherwise indicated, each shareholder listed below has sole voting and investment power with respect to the shares beneficially owned by such person.

                                                                                         AMOUNT AND
                                                                                         NATURE OF
                                                                                         BENEFICIAL    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                                  OWNERSHIP       CLASS
--------------------------------------------------------------------------------------   ----------    ----------
Robert J. Skandalaris(2)..............................................................   3,092,156        43.19%
Christopher L. Morin..................................................................          --           --
Richard V. Balgenorth.................................................................      83,554         1.17%
James Bronce Henderson III............................................................     133,686         1.87%
Richard J. Reason.....................................................................      10,000         0.14%
Timothy F. Healy......................................................................          --           --
Daniel J. McEnroe.....................................................................          --           --
Anthony R. Tersigni...................................................................          --           --
All Directors and Officers as a group (12 persons)....................................   3,593,502        50.19%

------------------
(1) The address of each named person is 33 Bloomfield Hills Parkway, Suite 155, Bloomfield Hills, Michigan 48304.

(2) Includes 150,396 shares of Common Stock held by Robert J. Skandalaris as custodian for his three minor children; and 534,742 shares of Common Stock over which Mr. Skandalaris exercises voting power pursuant to certain Voting Agreements and Powers of Attorney. See 'Certain Relationships and Related Transactions.'

                            MATTERS TO BE ACTED UPON

ITEM 1: ELECTION OF DIRECTORS

DIRECTORS

     The Company's Bylaws give the Board the power to set the number of directors at no less than seven nor more than eleven. The size of the Company's Board is currently set at seven. The directors so elected will serve until the next Annual Meeting of Shareholders. Seven (7) directors are to be elected at the Annual Meeting to be held on April 23, 1998. All of the nominees are currently directors of the Company. The Board knows of no reason why any nominee for director would be unable to serve as a director. In the event that any of them should become unavailable prior to the Annual Meeting, the Proxy will be voted for a substitute nominee or nominees designated by the Board of Directors, or the number of directors may be reduced accordingly.

     The following table sets forth the name and age of each nominee for director, the year he was first elected a director and his position(s) with the Company.

                                                                 DIRECTOR
NAME                                                       AGE    SINCE                POSITIONS HELD
---------------------------------------------------------  ---   --------   -------------------------------------
James Bronce Henderson III...............................  46      1997     Chairman of the Board
Robert J. Skandalaris....................................  45      1993     Chief Executive Officer and Director
Christopher L. Morin.....................................  39      1997     Chief Operating Officer and Director
Richard J. Reason........................................  70      1997     Director
Timothy F. Healy.........................................  45      1997     Director
Daniel J. McEnroe........................................  35      1997     Director
Anthony R. Tersigni......................................  48      1997     Director


     JAMES BRONCE HENDERSON III joined the Company's Board of Directors as its Chairman in November 1997. Mr. Henderson has served as the Chairman and Chief Executive Officer of DCT, Inc., a privately held automotive supplier, since 1989. Mr. Henderson has served on the Chrysler CEO Round Table since July 1995 and is a past chairman of the Michigan/Japan Foundation. Mr. Henderson serves as Chairman of the Board of Directors pursuant to an agreement entered into in connection with the Company's 1997 acquisition of Noble Metal Products, Inc. (formerly DCT Component Systems, Inc.)


     ROBERT J. SKANDALARIS, the Company's founder, currently serves as Chief Executive Officer and Director. Prior to founding the Company in 1993, Mr. Skandalaris was Vice Chairman and a shareholder of The Oxford Investment Group, Inc., a Michigan-based merchant banking firm and served as Chairman and Chief Executive Officer of Acorn Asset Management, a privately held investment advisory firm. Mr. Skandalaris began his career as a Certified Public Accountant with the national accounting firm of Touche Ross & Co. Mr. Skandalaris also serves as Manager of Twenty-First Century Advisors, LLC, an investment fund manager, which acts as the investment manager of two funds, one of which, Twenty-First Century Off-Shore Fund, Ltd. is publicly traded on the Irish Stock Exchange.

     CHRISTOPHER L. MORIN joined the Company's Board of Directors in November 1997. Mr. Morin joined the Company as its Chief Operating Officer in June 1997. From July 1994 to June 1997, Mr. Morin was the Chief Operating Officer of Talon Automotive LLC, a privately held automotive supplier with over $200 million in annual revenues. Prior to joining Talon Automotive LLC in 1994, Mr. Morin was the Vice President of Operations for Irvin Automotive Products, an operating division of Takata North America. Mr. Morin began his career as a production supervisor and has held positions in materials, quality, sales and marketing and operations.

     RICHARD J. REASON joined the Company's Board of Directors in November 1997. In 1968, Mr. Reason founded Monroe Engineering Products, Inc. ('Monroe'), which was acquired by the Company in January 1996, and has served as President of Monroe since inception.

     TIMOTHY F. HEALY joined the Company's Board of Directors in November 1997. Mr. Healy is the President and Chief Operating Officer of Irvin Automotive Products, an operating division of Takata North America. Mr. Healy joined Irvin Automotive Products in 1987, holding management positions in sales, marketing and operations before being appointed President in January 1994. Prior to joining Irvin Automotive Products, Mr. Healy held various sales and marketing positions with Diversified General, now operating as Gen-Corp., and Indian Head Industries.

     DANIEL J. MCENROE joined the Company's Board of Directors in November 1997. Since 1995, Mr. McEnroe has been the Treasurer of Detroit Diesel Corporation. Mr. McEnroe also serves as a member of the board of directors and as a representative on the credit committee of Detroit Diesel Capital Corporation. Prior to joining Detroit Diesel Corporation, Mr. McEnroe served as Assistant Treasurer of Penske Corporation, a privately held holding company whose operating entities include Detroit Diesel Corporation. Mr. McEnroe has been a Certified Public Accountant since 1985 and a Chartered Financial Analyst since 1991.

     ANTHONY R. TERSIGNI, ED.D, joined the Company's Board of Directors in November 1997. Dr. Tersigni is the President and Chief Executive Officer of St. John Health System, an integrated health delivery system headquartered in Detroit, Michigan. Prior to joining St. John Health System in 1985, Dr. Tersigni was President and Chief Executive Officer of Oakland General Health Systems, Inc., in Madison Heights, Michigan. Dr. Tersigni holds a doctorate in Organizational Development.

     The executive officers of the Company as of February 27, 1998 who are not also a directors are as follows:

     LLOYD P. JONES III, AGE 48, PRESIDENT, joined the Company in February 1998. Prior to joining the Company, Mr. Jones served as Executive Vice President of A.G. Simpson, a Tier I automotive supplier. From 1993 to 1996, Mr. Jones served as Vice President of Sales for Masco Tech Stamping Technologies, Inc., a Tier I automotive supplier of a broad range of products. Mr. Jones also served as Executive Vice President of Sales and Marketing of Magna International, Inc., a multi-billion dollar Tier I supplier of a diverse line of automotive parts.

     RICHARD V. BALGENORTH, AGE 50, CHIEF FINANCIAL OFFICER AND VICE PRESIDENT-CORPORATE DEVELOPMENT, joined the Company in May 1996. Mr. Balgenorth also served as a member of the Company's Board of Directors from December 1996 until November 1997. From 1990 to 1996, Mr. Balgenorth was Vice President of the Mergers and Acquisitions Group in NBD Bank's Capital Markets Division. Mr. Balgenorth began his career as a Certified Public Accountant with the national accounting firm of Arthur Andersen LLP.

     MICHAEL C. AZAR, AGE 34, GENERAL COUNSEL, VICE PRESIDENT-ADMINISTRATION AND SECRETARY, joined the Company in November 1996. Mr. Azar also served as a member of the Company's Board of Directors from December 1996 until November 1997. Prior to joining the Company, Mr. Azar was employed as General Counsel to River Capital, Inc., an investment banking firm, from January through November 1996. From 1988 to 1995, Mr. Azar practiced law with the firm of Mason, Steinhardt, Jacobs and Perlman in Southfield, Michigan.

     RICHARD G. SKANDALARIS, AGE 43, VICE PRESIDENT-SALES, joined the Company in November 1997 and became Vice President of Sales in March 1998. Mr. Skandalaris previously served as President of Prestolock International, Ltd., a wholly-owned subsidiary of the Company ('Prestolock'). Prior to joining Prestolock, Mr. Skandalaris served as President of Skandy Corp., the sales and marketing arm of the Company. Richard G. Skandalaris is the brother of Robert J. Skandalaris.

     KENNETH M. PACHLA, AGE 33, VICE PRESIDENT-FINANCE, joined the Company in March 1998. In February 1997, Mr. Pachla joined Noble Metal Products, Inc. (formerly DCT Component Systems, Inc.) where he served as Controller. Prior to that, Mr. Pachla acted as the division controller of Lundington Distributors, Inc., a wholesale distributor of magazines and books. Mr. Pachla has been a Certified Public Accountant since 1986. Mr. Pachla began his career with the national accounting firm of Ernst & Young.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the fiscal year ended December 31, 1997, there were no meetings of the Board of Directors; however, actions were taken with the unanimous written consent of the directors. The Board of Directors does not have a standing nominating committee. Nominating functions are performed by the entire Board of Directors. James Bronce Henderson III, Daniel J. McEnroe and Anthony R. Tersigni, all of whom are outside directors, serve on the Board's Audit Committee. Timothy F. Healy, Daniel J. McEnroe and Anthony R. Tersigni all of whom are outside directors, serve on the Board's Compensation Committee. Both the Audit Committee and the Compensation Committee were established in connection with the Company's initial public offering of Common Stock in November 1997 and held their first meetings in February 1998, and, therefore, no committee meetings were held during the fiscal year ended December 31, 1997.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     The following table sets forth the total compensation earned by the Chief Executive Officer and all other executive officers who earned in excess of $100,000 per annum during any of the Company's last three fiscal years.

                                                                          SUMMARY COMPENSATION TABLE(1)
                                                                    ------------------------------------------
                                                                                                    RESTRICTED
                                                                                                      STOCK
NAME AND PRINCIPAL POSITION                                         YEAR    SALARY     BONUS          AWARDS
------------------------------------------------------------------  ----   --------   --------      ----------
Robert J. Skandalaris,                                              1997   $174,232         --             --
  Chief Executive Officer and Director............................  1996   $ 94,000   $960,000(2)          --
Richard V. Balgenorth,
  Chief Financial Officer and
  Vice President-Corporate Development............................  1997   $137,500         --             --
Mark A. Davis,
  Former President, General Counsel
  and Director(3).................................................  1996   $112,400         --       $ 32,000(4)
Richard G., Skandalaris,
  Vice President--Sales(5)........................................  1997   $150,000         --             --

------------------

(1) Does not include any value that might be attributable to job-related personal benefits, the annual value of which has not exceeded the lesser of 10% of annual salary plus bonus or $50,000 for each executive officer.

(2) Mr. Skandalaris agreed to forego any bonus for the year ended December 31, 1997. See '--Employment Agreement.'

(3) Mr. Davis served as an officer and director of the Company from July 1996 to October 1996. Prior thereto Mr. Davis was employed as an officer of Prestolock from January 1996 to July 1996. Compensation set forth in the table includes Mr. Davis' salaries at Prestolock and the Company.

(4) Represents the book value of shares of Common Stock issued to Mr. Davis on January 1, 1996. These shares were subsequently repurchased from Mr. Davis when he left the Company in October 1996 by Robert J. Skandalaris, as assignee of the Company's right to repurchase pursuant to Mr. Davis' Shareholder's Agreement with the Company.

(5) Represents Mr. Skandalaris' salary as President of Prestolock. Mr. Skandalaris became an executive officer of the Company in March 1998.

DIRECTOR COMPENSATION

     Directors who are employees of the Company receive no compensation, as such, for their service as members of the Board. Directors who are not employees of the Company receive an attendance fee of $1,000 for each Board meeting or committee meeting attended in person by that director and $250 for each telephonic Board meeting or committee meeting in which such director participated; however, fees for in-person meetings of the Board and committees may not exceed $1,000 per day. All directors are reimbursed for expenses incurred in connection with attendance at meetings. In addition, directors are eligible to participate in the Company's 1997 Stock Option Plan.

EMPLOYMENT AGREEMENT

     The Company entered into an Employment Agreement (the 'Employment Agreement') with Robert J. Skandalaris, its Chief Executive Officer, dated April 2, 1997. The Employment Agreement provides for an initial term of three years, with an unlimited number of successive three-year renewals subject to the election by either party not to renew the Employment Agreement. The Employment Agreement provides for a base salary of $225,000 per annum commencing May 1, 1997 and continuing for the remainder of the term of employment. Mr. Skandalaris is also entitled to an incentive bonus for each fiscal year in an amount to be determined by the Compensation Committee of the Board (other than for 1997, for which year Mr. Skandalaris agreed to forego any bonus) as well as to participate in any executive bonus or other incentive compensation program adopted by the Company. In the event Mr. Skandalaris' employment is terminated by the Company, without cause, or by reason of his death or disability, or in the event the Employment Agreement is not renewed, the Company is obligated to pay to Mr. Skandalaris, as severance and/or liquidated damages, an amount equal to three times his annual base salary at the time of termination plus any incentive bonus due under the Employment Agreement. Prior to April 1, 1997, the Company did not have an employment agreement with Mr. Skandalaris.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the 'SEC'). Officers, directors and greater than 10% beneficial owners are also required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5 filings were required, the Company believes that during the period from November 18, 1997 (the inception of Section 16(a) reporting obligations for the Company's officers, directors and greater than 10% beneficial owners) through December 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Monroe Acquisition

     Effective January 1, 1996, the Company acquired Monroe Engineering Products, Inc. (the 'Monroe Acquisition') from Richard J. Reason, individually and as trustee of a revocable trust, and from an irrevocable trust for the benefit of Mr. Reason's children. Mr. Reason is a member of the Company's Board of Directors and currently serves as the President and a director of Monroe. The aggregate consideration was $6.85 million, including: (i) a stock purchase price of $6.35 million, payable in installments over 16 months; and (ii) a real estate purchase price of $500,000, payable pursuant to a Land Contract which provides for monthly interest payments at the rate of 12% per annum and a principal balloon payment on April 30, 1998. The obligations of the Company under the Land Contract are guaranteed by Robert J. Skandalaris, the Company's Chief Executive Officer. Concurrent with the Monroe Acquisition, Monroe entered into a 28-month employment agreement with Mr. Reason, which provides for an annual salary of $200,004, as well as deferred compensation payments of $2,000 per month, for a three-year period commencing May 1, 1998.

  NMP Acquisition and Related Matters

     On July 1, 1996, the Company acquired newly issued shares representing a 37.5% interest in Noble Metal Products, Inc. ('NMP') (formerly DCT Component Systems, Inc.) for $1 and the option to acquire an additional 14.1% of NMP's outstanding shares from NMP's other shareholders, including James Bronce Henderson III, Chairman of the Company's Board of Directors, for $1 (the 'Initial NMP Acquisition'). On June 9, 1997, NMP assigned to the Company its rights under a Stock Redemption Agreement between NMP and Peter Raab, a former officer and employee of NMP, pursuant to which the Company exercised its rights to acquire Mr. Raab's 7.5% interest in NMP for $1. Upon consummation of the Company's initial public offering of Common Stock on November 24, 1997 (the 'Public Offering'), the Company acquired the remaining shares of NMP for $1 million (the 'Final NMP Acquisition'), repaid NMP's $960,000 loan from DCT, Inc. ('DCTI'), an entity controlled by Mr. Henderson, and agreed that Mr. Henderson would serve as a member of the Company's Board and its Chairman until December 31, 1999. On January 15, 1998, NMP's name was changed to Noble Metal Products, Inc. ('NMP').

     Prior to the Final NMP Acquisition, NMP leased five facilities aggregating approximately 102,287 square feet from Competitive Technologies Investment Company ('CTIC'), an entity controlled by Mr. Henderson, at an aggregate rent of $47,000 per month. CTIC was acquired by the Company, through Noble Land Holdings, Inc. (a wholly-owned subsidiary formed for the purpose of the CTIC acquisition), concurrent with the Final NMP Acquisition for no additional consideration other than assumption of the debt encumbering such properties aggregating approximately $4.4 million, which debt was repaid from the proceeds of the Public Offering and the Company's line of credit with Comerica Bank. These facilities are encumbered by a mortgage securing the Company's line of credit.

  Skandy Acquisition


     Effective January 1, 1997, the Company acquired all of the outstanding capital stock of Skandy Corp. ('Skandy') from Richard G. Skandalaris, the sole shareholder of Skandy, in exchange for 133,686 shares of the Company's Common Stock. Richard G. Skandalaris, who became the Company's Vice President of Sales in March 1998, is the brother of Robert J. Skandalaris, the Company's Chief Executive Officer.


  UPP Acquisition

     On March 1, 1997, the Company, through its wholly-owned subsidiary Utilase Production Process, Inc. ('UPP'), acquired certain assets of Utilase, Inc. ('Utilase'), then a majority-owned subsidiary of DCTI. The purchase price was $850,000, payable by delivery of the Company's promissory note (secured by the assets acquired). The $850,000 promissory note was paid upon the consummation of the Public Offering.

     UPP leases 11,110 square feet of space in Detroit, Michigan from an entity controlled by Mr. Henderson pursuant to a three-year lease expiring February 28, 2000, at an annual base rent of $38,885. The Company believes that such lease is at least as favorable to the Company as could be obtained from an unaffiliated third party.

  Utilase Acquisition

     On April 7, 1997, the Company entered into a Stock Purchase Agreement with Utilase and its shareholders (including DCTI), providing for the acquisition of all of the outstanding capital stock of Utilase (the 'Utilase Acquisition'). The Utilase Acquisition was consummated concurrently with the Public Offering. The Stock Purchase Agreement provided for a purchase price of $8.2 million in cash and the delivery of promissory notes in four series (the 'Utilase Notes') in the aggregate original principal amount of $10.1 million. The Utilase Notes mature in series on the anniversary of the closing of the Utilase Acquisition in 1998, 1999, 2000 and 2001. The first three series of Utilase Notes bear interest at the rate of 6% per annum until maturity after which they become callable by the holder and bear interest at the rate of 4% per annum over Comerica Bank's prime lending rate not to exceed 13% per annum. The final series bears interest at the rate of 6.5% per annum until maturity, increasing to 4% per annum over Comerica Bank's prime lending rate not to exceed 13% per annum thereafter. The Utilase Notes require consent of the holders of at least 67% of the aggregate outstanding principal amount for the Company to (a) declare or pay any dividend or other distribution on its shares (other than in shares of capital stock) or (b) redeem or set apart funds for the purchase or redemption of any shares of its capital stock, except, subject to certain limitations, pursuant to the Shareholders Agreements discussed below. If the Company is in default, consent is also required for the Company to (1) effect any sale, lease or other conveyance, other than as security for a loan from a senior lender, of all or substantially all of the assets of the Company, (2) effect any consolidation or merger involving the Company (except solely to, with or among the Company and its subsidiaries), (3) effect any reclassification or other change of any stock or any recapitalization of the Company, or (4) permit any subsidiary to issue or sell stock of such subsidiary, except to the Company or any wholly owned subsidiary of the Company. The Utilase Notes are guaranteed by Utilase.

     In connection with the Utilase Acquisition Mr. Henderson also received $200,000 in exchange for his covenant not to compete with Utilase for the longer of seven years from the closing of the Utilase Acquisition or two years from the date he ceases to be a director of the Company. Mr. Henderson's covenant not to compete terminates in the event of a default under the Utilase Notes which is not cured within 60 days.

     Utilase leases an approximately 210,000 square foot facility in Detroit, Michigan from an entity controlled by Mr. Henderson pursuant to a five-year lease expiring April 30, 2002. Pursuant to the terms of the lease, Utilase is acquiring occupancy of the larger building in stages, with one-half having been acquired in August 1997 and the balance to be acquired in April 1998.

  Other Matters

     Certain shareholders of the Company have entered into voting agreements and powers of attorney with the Company granting to Robert J. Skandalaris an irrevocable proxy to vote their shares of Common Stock on all matters. These voting agreements also bind after-acquired shares and shares transferred to third parties. An aggregate of 534,742 shares, representing 7.5% of the outstanding shares, are subject to such voting agreements. These shares are owned by James D. Skandalaris, Richard G. Skandalaris, George J. Skandalaris, Joseph J. Skandalaris and Robert J. Skandalaris as trustee for his minor children. In July 1997, Shareholders Agreements were entered into between the Company and certain employee-shareholders, including Richard V. Balgenorth and Michael C. Azar, the Chief Financial Officer and General Counsel of the Company, respectively, which provide the Company with the option to repurchase their shares of Common Stock upon death or termination of employment, based upon a book value formula.

     On January 15, 1996, the Company received a loan of $300,000 from James D. Skandalaris, the father of Robert J. Skandalaris, evidenced by an unsecured promissory note with interest at 10% per annum, payable monthly, with the principal balance due upon demand. In addition, on March 1, 1994, James D. Skandalaris made a loan of $90,000 to Prestolock International, Ltd. ('Prestolock'), a wholly-owned subsidiary of the Company, evidenced by an unsecured demand note with interest only payments due monthly at a rate of 10% per annum. Effective June 30, 1997, James D. Skandalaris entered into a letter agreement with the Company and Prestolock providing that no demand for repayment of the principal balance of either the January 15, 1996 or March 1, 1994 notes will be made until after December 30, 1998.

     On April 30, 1996, Robert J. Skandalaris made a loan of $1 million to the Company evidenced by an unsecured promissory note due on April 30, 2000, bearing interest at the rate of 7% per annum with interest only payable monthly.

     Effective July 30, 1997, the Company issued 38,000 shares of its Series A Preferred Stock, and 64,838 shares of Common Stock, to Twenty-First Century Off-Shore Fund, Ltd., a Bahamian open-ended corporation ('Twenty-First Century'), for $3.8 million. The investment manager of Twenty-First Century is a limited liability company in which Robert J. Skandalaris is a member. On December 22, 1997, the

Company redeemed the Series A Preferred Stock and 64,838 shares of Common Stock from Twenty-First Century for an aggregate redemption price of $3.8 million.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION PHILOSOPHY

     The Compensation Committee, which was established in connection with the Company's initial public offering of Common Stock in November 1997, is responsible for developing and recommending the Company's executive compensation policies to the Board of Directors. The executive compensation philosophy of the Company is to (i) attract and retain qualified management to run the business efficiently and guide the Company's growth in both existing and new markets,
(ii) establish a link between management compensation and the achievement of the Company's annual and long-term performance goals, and (iii) recognize and reward individual initiative and achievement.

BASE SALARIES

     Base salaries for new management employees will be based primarily on the responsibilities of the position and the experience of the individual, with reference to the competitive marketplace for management talent, measured in terms of executive compensation offered by comparable companies in related businesses. Increases in base salaries will be based upon the performance of the executive officers as compared to pre-established goals.

CASH BONUSES

     Cash bonuses may be awarded to executive officers based in part on the overall financial performance of the Company and in part on the performance of the executive officer. The financial performance of the Company will be measured by revenue and operating income growth and actual performance against budgeted performance.

STOCK OPTIONS

     The Compensation Committee believes the 1997 Stock Option Plan aligns management's long-term interests with shareholder interests, as the ultimate compensation is based upon the Company's stock performance. The Compensation Committee also believes the 1997 Stock Option Plan is a cost effective method of providing key management with long-term compensation. The performance of the executive officers will be measured against pre-established goals determined at the beginning of the year.

                                          Sincerely,

                                          Timothy F. Healy
                                          Daniel J. McEnroe
                                          Anthony R. Tersigni
                                          COMPENSATION COMMITTEE

                          PERFORMANCE GRAPH

     The following graph demonstrates the cumulative total return, on an indexed basis, to the shareholders of the Company's Common Stock in comparison with the Russell 2000 Index and an industry index of ten publicly traded compan* operating primarily in Standard Industrial Classification 371 ("Industry Index"). The Industry Index was selected because the companies included therein are engaged in the manufacturing of automotive parts, accessories and equipment with market capitalizations similar to that of the Company. The Industry Index consists of: Walbro Corp., Autocam Corp., R&B, Inc., IMPCO Technologies, Inc., Defiance, Inc., Safety Components International, Inc., Newcor, Inc., Williams Controls, Inc., Hilite Industries, Inc. and Secom General Corp. The graph assumes $100 invested on Nov* date the Common Stock commenced trading on Amex) in the Common Stock, in the Russell 2000 Index and in the Industry Index. The historical stock performance shown on the graph is not necessarily indicative of future price performance.


                          [lb]PERFORMANCE GRAPH]


                           November 19, 1997     December 31, 1997
                           -----------------     -----------------
The Company                       100                   97.9
Russell 2000 Index                100                  101.5
Industry Index                    100                   96.0


ITEM 2: APPROVAL OF 1997 STOCK OPTION PLAN

     On November 24, 1997, the Board of Directors of the Company adopted, subject to obtaining shareholder approval, the Noble International, Ltd. 1997 Stock Option Plan (the "1997 Plan"). The 1997 Plan provides for the grant to employees, officers, directors, consultants and independent contractors of non-qualified stock options as well as for the grant of stock options to employees that qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986 ("Code"). Although the Company has approximately 700 employees technically eligible to participate in the 1997 Plan, it is anticipated the stock options will be granted only to a limited number of management level personnel. The 1997 Plan terminates on November 24, 2007.
The purpose of the 1997 Plan is to enable the Company to attract and retain qualified persons as employees, officers and directors and others whose services are required by the Company, and to motivate such persons by providing them with an equity participation in the Company. The 1997 Plan reserved 700,000 shares of the Company's Common Stock for issuance, subject to adjustment upon occurrence of certain events affecting the capitalization of the Company.

     The 1997 Plan is administered by the Compensation Committee of the Board of Directors (the 'Committee'), which has, subject to specified limitations, the full authority to grant options and establish the terms and conditions for vesting and exercise thereof. The exercise price of incentive stock options granted under the 1997 Plan is required to be no less than the fair market value of the Common Stock on the date of grant (110% in the case of a greater than 10% shareholder). The exercise price of non-qualified stock options is required to be no less than 85% of the fair market value of the Common Stock on the date of grant. Options may be granted for terms of up to 10 years (5 years in the case of incentive stock options granted to greater than 10% shareholders). No optionee may be granted incentive stock options such that the fair market value of the options which first become exercisable in any one calendar year exceeds $100,000. If an optionee ceases to be employed by, or ceases to have a relationship with the Company, such optionee's options expire six months after termination of the employment or consulting relationship by reason of death, one year after termination by reason of permanent disability, immediately upon termination for cause and three months after termination for any other reason.

     In order to exercise an option granted under the 1997 Plan, the optionee must pay the full exercise price of the shares being purchased. Payment may be made either: (i) in cash; (ii) at the discretion of the Committee, by delivering shares of Common Stock already owned by the optionee that have a fair market value equal to the applicable exercise price; or (iii) in the form of such other consideration as may be determined by the Committee and permitted by applicable law.

     Subject to the foregoing, the Committee has broad discretion to describe the terms and conditions applicable to options granted under the 1997 Plan. The Committee may at any time discontinue granting options under the 1997 Plan or otherwise suspend, amend or terminate the 1997 Plan and may, with the consent of an optionee, make such modification of the terms and conditions of such optionee's option as the Committee shall deem advisable. However, the Committee has no authority to make any amendment or modifications to the 1997 Plan or any outstanding option which would: (i) increase the maximum number of shares which may be purchased pursuant to options granted under the 1997 Plan, either in the aggregate or by an optionee, except in connection with certain antidilution adjustments; (ii) change the designation of the class of employees eligible to receive qualified options; (iii) extend the term of the 1997 Plan or the maximum option period thereunder; (iv) decrease the minimum qualified option price or permit reductions of the price at which shares may be purchased for qualified options granted under the 1997 Plan, except in connection with certain antidilution adjustments; or (v) cause qualified stock options issued under the 1997 Plan to fail to meet the requirements of incentive stock options under
Section 422 of the Code. Any such amendment or modification shall be effective immediately, subject to shareholder approval thereof within 12 months before or after the effective date. No option may be granted during any suspension or after termination of the 1997 Plan.

     The 1997 Plan is designed to meet the requirements of an incentive stock option plan as defined in Code Section 422. As a result, an optionee will realize no taxable income, for federal income tax purposes, upon either the grant of an incentive stock option under the 1997 Plan or its exercise, except that the difference between the fair market value of the stock on the date of exercise and the exercise price is included as income for purposes of calculating Alternative Minimum Tax. If no disposition of the shares acquired upon exercise is made by the optionee within two years from the date of grant or within one year from the date the shares are transferred to the optionee, any gain realized upon the subsequent sale of the shares will be taxable as a capital gain. In such case, the Company will be entitled to no deduction for federal income tax purposes in connection with either the grant or the exercise of the option. If, however, the optionee disposes of the shares within either of the periods mentioned above, the optionee will realize earned income in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the amount realized on disposition if less) over the exercise price, and the Company will be allowed a deduction for a corresponding amount.

     As of the date of this Proxy Statement, the Company has granted non-qualified stock options to purchase 200,000 shares of Common Stock, which grants are contingent upon approval of the 1997 Plan by the Company's shareholders. The following table presents certain information with respect to such grants.

                               NEW PLAN BENEFITS

                                                                                 1997 STOCK OPTION PLAN
                                                                      --------------------------------------------
                                                                      NO. OF    EXERCISE
NAME AND POSITION                                                     OPTIONS    PRICE     VESTING(4)   EXPIRATION
--------------------------------------------------------------------  -------   --------   -----------  ----------
Executive Officer Group(1)..........................................  95,000     $ 6.23    Standard        2003
Non-Executive Officer Director Group(2).............................  20,000     $ 6.23    Immediate       2003
Non-Executive Officer Employee Group(3).............................  85,000     $ 6.23    Standard        2003
Lloyd P. Jones III, President.......................................  50,000     $ 6.23    Standard        2003
Christopher L. Morin, COO and Director..............................  35,000     $ 6.23    Standard        2003
Richard V. Balgenorth, CFO and V.P.--Corp. Dev......................  10,000     $ 6.23    Standard        2003
John K Baysore, Utilase President...................................  50,000     $ 6.23    Standard        2003
James Kopek, NMP President..........................................  35,000     $ 6.23    Standard        2003

------------------
(1) Includes Lloyd P. Jones III, Christopher L. Morin and Richard V. Balgenorth.

(2) Includes James Bronce Henderson III, Anthony R. Tersigni, Timothy F. Healy and Daniel J. McEnroe.

(3) Includes John K. Baysore and James Kopek.

(4) Standard Vesting provides for vesting of 40% of the options granted after 2 years, an additional 30% after 3 years and the remaining 30% after 4 years.

VOTE REQUIRED

     The approval of the 1997 Plan will require the affirmative vote of the holders of at least a majority of the outstanding shares of the Company's Common Stock present or represented at the meeting. The Board of Directors recommends a vote 'FOR' approval of the 1997 Plan.

ITEM 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, has appointed Grant Thornton LLP as independent public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 1998 and to perform other appropriate services as directed by the Company's management and Board of Directors.

     A proposal will be presented at the meeting to ratify the appointment of Grant Thornton LLP as the Company's independent public accountants. It is expected that a representative of Grant Thornton LLP will be present at the Annual Meeting to respond to appropriate questions or to make a statement if he or she so desires. If the shareholders do not ratify this appointment by the affirmative vote of a majority of the shares represented in person or by proxy at the meeting, other independent public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

VOTE REQUIRED

     The ratification of Grant Thornton LLP as the Company's independent public accountants will require the affirmative vote of the holders of at least a majority of the outstanding shares of the Company's Common Stock present or represented at the meeting. The Board of Directors recommends a vote 'FOR' ratification of the appointment of Grant Thornton LLP as the Company's independent public accountants.

ITEM 4: OTHER MATTERS

     Except for the matters referred to in the accompanying Notice of Annual Meeting, management does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at the meeting that is a proper subject for action by the shareholders. However, if any other matters should properly come before the meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of the person or persons acting under the Proxy.

                                 ANNUAL REPORT

     The annual report to shareholders covering the Company's fiscal year ended December 31, 1997 is being mailed to shareholders with this Proxy Statement. The Company's annual report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1997 filed with the Securities and Exchange Commission is included in such annual report. The annual report does not form any part of the material for the solicitation of the Proxy.

                             SHAREHOLDER PROPOSALS

     All shareholder proposals that are intended to be presented at the 1999 Annual Meeting of shareholders and to be included in the proxy materials for that meeting must be received by the Company's Secretary not later than November 10, 1998.

                       REQUEST TO RETURN PROXIES PROMPTLY

     A Proxy is enclosed for your use. Please mark, date, sign and return the Proxy at your earliest convenience. The Proxy requires no postage if mailed in the United States in the postage-paid envelope provided. A prompt return of your Proxy will be appreciated.

                                          By Order of the Board of Directors,

                                          /s/ Michael C. Azar
                                          ------------------------------------

                                          Michael C. Azar
                                          Secretary

Bloomfield Hills, Michigan
March 10, 1998

                            NOBLE INTERNATIONAL, LTD.
                             1997 STOCK OPTION PLAN


         1. PURPOSE. The purpose of the Noble International, Ltd. 1997 Stock Option Plan (the "Plan") is to strengthen Noble International, Ltd., a Michigan corporation ("Corporation"), by providing to employees, officers, directors, consultants and independent contractors of the Corporation or any of its subsidiaries (including dealers, distributors, and other business entities or persons providing services on behalf of the Corporation or any of its subsidiaries) added incentive for high levels of performance and unusual efforts to increase the earnings of the Corporation. The Plan seeks to accomplish this purpose by enabling specified persons to purchase shares of the common stock of the Corporation, no par value, thereby increasing their proprietary interest in the Corporation's success and encouraging them to remain in the employ or service of the Corporation.

         2. CERTAIN DEFINITIONS. As used in this Plan, the following words and phrases shall have the respective meanings set forth below, unless the context clearly indicates a contrary meaning:

                  2.1 "Board of Directors": The Board of Directors of the Corporation.

                  2.2 "Committee": The Committee which shall administer the Plan shall consist of a committee of three (3) members of the Board of Directors as appointed from time to time.

                  2.3 "Fair Market Value Per Share": The fair market value per share of the Shares as determined by the Committee in good faith. The Committee is authorized to make its determination as to the fair market value per share of the Shares on the following basis: (i) if the Shares are traded only otherwise than on a securities exchange and are not quoted on the National Association of Securities Dealers' Automated Quotation System ("NASDAQ"), but are quoted on the bulletin board or in the "pink sheets" published by the National Daily Quotation Bureau, the greater of (a) the average of the mean between the average daily bid and average daily asked prices of the Shares during the thirty (30) day period preceding the date of grant of an Option, as quoted on the bulletin board or in the "pink sheets" published by the National Daily Quotation Bureau, or (b) the mean between the average daily bid and average daily asked prices of the Shares on the date of grant, as published on the bulletin board or in such "pink sheets;" (ii) if the Shares are traded on a securities exchange or on the NASDAQ, the greater of (a) the average of the daily closing prices of the Shares during the ten (10) trading days preceding the date of grant of an Option, as quoted in the Wall Street Journal, or (b) the daily closing price of the Shares on the date of grant of an Option, as quoted in the Wall Street Journal; or
(iii) if the Shares are traded only otherwise than as described in (i) or (ii) above, or if the Shares are not publicly traded, the value determined by the Committee in good faith based upon the fair market value as determined by completely independent and well qualified experts.

                  2.4 "Option": A stock option granted under the Plan.

                  2.5 "Incentive Stock Option": An Option intended to qualify for treatment as an incentive stock option under Code Sections 421 and 422, and designated as an Incentive Stock Option.

                  2.6 "Nonqualified Option": An Option not qualifying as an Incentive Stock Option.

                  2.7 "Optionee": The holder of an Option.

                  2.8 "Option Agreement": The document setting forth the terms and conditions of each Option.

                  2.9 "Shares": The shares of common stock, no par value, of the Corporation.

                  2.10 "Code": The Internal Revenue Code of 1986, as amended.

                  2.11 "Subsidiary": Any corporation of which fifty percent (50%) or more of total combined voting power of all classes of stock of such corporation is owned by the Corporation or another Subsidiary (as so defined).

          3. ADMINISTRATION OF PLAN.

                  3.1 In General. This Plan shall be administered by the Committee. Any action of the Committee with respect to administration of the Plan shall be taken pursuant to (i) a majority vote at a meeting of the Committee (to be documented by minutes), or (ii) the unanimous written consent of its members.

                  3.2 Authority. Subject to the express provisions of this Plan, the Committee shall have the authority to: (i) construe and interpret the Plan, decide all questions and settle all controversies and disputes which may arise in connection with the Plan and to define the terms used therein; (ii) prescribe, amend and rescind rules and regulations relating to administration of the Plan; (iii) determine the purchase price of the Shares covered by each Option and the method of payment of such price, individuals to whom, and the time or times at which, Options shall be granted and exercisable and the number of Shares covered by each Option; (iv) determine the terms and provisions of the respective Option Agreements (which need not be identical); (v) determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan; and (vi) make all other determinations necessary or advisable to the administration of the Plan. Determinations of the Committee on matters referred to in this Section 3 shall be conclusive and binding on all parties howsoever concerned. With respect to Incentive Stock Options, the Committee shall administer the Plan in compliance with the provisions of Code Section 422 as the same may hereafter be amended from time to time. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

         4. ELIGIBILITY AND PARTICIPATION.

                  4.1 In General. Only officers, employees and directors who are also employees of the Corporation or any Subsidiary shall be eligible to receive grants of Incentive Stock Options. Officers, employees and directors (whether or not they are also employees) of the Corporation or any Subsidiary, as well as consultants, independent contractors or other service providers of the Corporation or any Subsidiary shall be eligible to receive grants of Nonqualified Options. Within the foregoing limits, the Committee, from time to time, shall determine and designate persons to whom Options may be granted. All such designations shall be made in the absolute discretion of the Committee and shall not require the approval of the stockholders. In determining (i) the number of Shares to be covered by each Option, (ii) the purchase price for such Shares and the method of payment of such price (subject to the other sections hereof), (iii) the individuals of the eligible class to whom Options shall be granted, (iv) the terms and provisions of the respective Option Agreements, and
(v) the times at which such Options shall be granted, the Committee shall take into account such factors as it shall deem relevant in connection with accomplishing the purpose of the Plan as set forth in Section 1. An individual who has been granted an Option may be granted an additional Option or Options if the Committee shall so determine. No Option shall be granted under the Plan after November 24, 2007, but Options granted before such date may be exercisable after such date.

                  4.2 Certain Limitations. In no event shall Incentive Stock Options be granted to an Optionee such that the sum of (i) aggregate fair market value (determined at the time the Incentive Stock Options are granted) of the Shares subject to all Options granted under the Plan which are exercisable for the first time during the same calendar year, plus (ii) the aggregate fair market value (determined at the time the options are granted) of all stock subject to all other incentive stock options granted to such Optionee by the Corporation, its parent and Subsidiaries which are exercisable for the first time during such calendar year, exceeds One Hundred Thousand Dollars ($100,000). For purposes of the immediately preceding sentence, fair market value shall be determined as of the date of grant based on the Fair Market Value Per Share as determined pursuant to Section 2.3.

         5. AVAILABLE SHARES AND ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

                  5.1 Shares. Subject to adjustment as provided in Section 5.2 below, the total number of Shares to be subject to Options granted pursuant to this Plan shall not exceed Seven Hundred Thousand (700,000) Shares. Shares subject to the Plan may be either authorized but unissued shares or shares that were once issued and subsequently reacquired by the Corporation; the Committee shall be empowered to take any appropriate action required to make Shares available for Options granted under this Plan. If any Option is surrendered before exercise or lapses without exercise in full or for any other reason ceases to be exercisable, the Shares reserved therefore shall continue to be available under the Plan.

                  5.2 Adjustments. As used herein, the term "Adjustment Event" means an event pursuant to which the outstanding Shares of the Corporation are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities, without receipt of consideration by the Corporation, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise. Upon the occurrence of an Adjustment Event, (i) appropriate and proportionate adjustments shall be made to the number and kind of shares and exercise price for the shares subject to the Options which may thereafter be granted under this Plan, (ii) appropriate and proportionate adjustments shall be made to the number and kind of and exercise price for the shares subject to the then outstanding Options granted under this Plan, and (iii) appropriate amendments to the Option Agreements shall be executed by the Corporation and the Optionees if the Committee determines that such an amendment is necessary or desirable to reflect such adjustments. If determined by the Committee to be appropriate, in the event of an Adjustment Event which involves the substitution of securities of a corporation other than the Corporation, the Committee shall make arrangements for the assumptions by such other corporation of any Options then or thereafter outstanding under the Plan. Notwithstanding the foregoing, such adjustment in an outstanding Option shall be made without change in the total exercise price applicable to the unexercised portion of the Option, but with an appropriate adjustment to the number of shares, kind of shares and exercise price for each share subject to the Option. The determination by the Committee as to what adjustments, amendments or arrangements shall be made pursuant to this Section 5.2, and the extent thereof, shall be final and conclusive. No fractional Shares shall be issued under the Plan on account of any such adjustment or arrangement.

         6. TERMS AND CONDITIONS OF OPTIONS.

                  6.1 Intended Treatment as Incentive Stock Options. Incentive Stock Options granted pursuant to this Plan are intended to be "incentive stock options" to which Code Sections 421 and 422 apply, and the Plan shall be construed and administered to implement that intent. If all or any part of an Incentive Stock Option shall not be an "incentive stock option" subject to Sections 421 or 422 of the Code, such Option shall nevertheless be valid and carried into effect. All Options granted under this Plan shall be subject to the terms and conditions set forth in this Section 6 (except as provided in Section 5.2) and to such other terms and conditions as the Committee shall determine to be appropriate to accomplish the purpose of the Plan as set forth in Section 1.

                  6.2 Amount and Payment of Exercise Price.

                      6.2.1 Exercise Price. The exercise price per Share for each Share which the Optionee is entitled to purchase under a Nonqualified Option shall be determined by the Committee but shall not be less than eighty-five percent (85%) of the Fair Market Value Per Share on the date of the grant of the Nonqualified Option. The exercise price per Share for each Share which the Optionee is entitled to purchase under an Incentive Stock Option shall be determined by the Committee but shall not be less than the Fair Market Value Per Share on the date of the grant of the Incentive Stock Option; provided, however, that the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value Per Share on the date of the grant of the Incentive Stock Option in the case of an individual then owning (within the meaning of Code Section 425(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its parent or Subsidiaries.

                      6.2.2 Payment of Exercise Price. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist of promissory notes, shares of the common stock of the Corporation or such other consideration and method of payment for the Shares as may be permitted under applicable state and federal laws.

                  6.3 Exercise of Options.

                      6.3.1 Each Option granted under this Plan shall be exercisable at such times and under such conditions as may be determined by the Committee at the time of the grant of the Option and as shall be permissible under the terms of the Plan; provided, however, in no event shall an Option be exercisable after the expiration of ten (10) years from the date it is granted, and in the case of an Optionee owning (within the meaning of Code Section 425(d)), at the time an Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its parent or Subsidiaries, such Incentive Stock Option shall not be exercisable later than five (5) years after the date of grant.

                      6.3.2 An Optionee may purchase less than the total number of Shares for which the Option is exercisable, provided that a partial exercise of an Option may not be for less than One Hundred (100) Shares and shall not include any fractional shares.

                  6.4 Nontransferability of Options. All Options granted under this Plan shall be nontransferable, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by such Optionee.

                  6.5 Effect of Termination of Employment or Other Relationship. Except as otherwise determined by the Committee in connection with the grant of Nonqualified Options, the effect of termination of an Optionee's employment or other relationship with the Corporation on such Optionee's rights to acquire Shares pursuant to the Plan shall be as follows:

                      6.5.1 Termination for Other than Disability or Cause. If an Optionee ceases to be employed by, or ceases to have a relationship with, the Corporation for any reason other than for disability or cause, such Optionee's Options shall expire not later than three (3) months thereafter. During such three (3) month period and prior to the expiration of the Option by its terms, the Optionee may exercise any Option granted to him, but only to the extent such Options were exercisable on the date of termination of his employment or relationship and except as so exercised, such Options shall expire at the end of such three (3) month period unless such Options by their terms expire before such date. The decision as to whether a termination for a reason other than disability, cause or death has occurred shall be made by the Committee, whose decision shall be final and conclusive, except that employment shall not be considered terminated in the case of sick leave or other bona fide leave of absence approved by the Corporation.

                      6.5.2 Disability. If an Optionee ceases to be employed by, or ceases to have a relationship with, the Corporation by reason of disability (within the meaning of Code Section 22(e)(3)), such Optionee's Options shall expire not later than one (1) year thereafter. During such one (1) year period and prior to the expiration of the Option by its terms, the Optionee may exercise any Option granted to him, but only to the extent such Options were exercisable on the date the Optionee ceased to be employed by, or ceased to have a relationship with, the Corporation by reason of disability and except as so exercised, such Options shall expire at the end of such one (1) year period unless such Options by their terms expire before such date. The decision as to whether a termination by reason of disability has occurred shall be made by the Committee, whose decision shall be final and conclusive.

                      6.5.3 Termination for Cause. If an Optionee's employment by, or relationship with, the Corporation is terminated for cause, such Optionee's Option shall expire immediately; provided, however, the Committee may, in its sole discretion, within thirty (30) days of such termination, waive the expiration of the Option by giving written notice of such waiver to the Optionee at such Optionee's last known address. In the event of such waiver, the Optionee may exercise the Option only to such extent, for such time, and upon such terms and conditions as if such Optionee had ceased to be employed by, or ceased to have a relationship with, the Corporation upon the date of such termination for a reason other than disability, cause, or death. Termination for cause shall include termination for malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith or any conduct detrimental to the interests of the Corporation. The determination of the Committee with respect to whether a termination for cause has occurred shall be final and conclusive.

                  6.6 Withholding of Taxes. As a condition to the exercise, in whole or in part, of any Options the Board of Directors may in its sole discretion require the Optionee to pay, in addition to the purchase price of the Shares covered by the Option an amount equal to any Federal, state or local taxes that may be required to be withheld in connection with the exercise of such Option.

                  6.7 No Rights to Continued Employment or Relationship. Nothing contained in this Plan or in any Option Agreement shall obligate the Corporation to employ or have another relationship with any Optionee for any period or interfere in any way with the right of the Corporation to reduce such Optionee's compensation or to terminate the employment of or relationship with any Optionee at any time.

                  6.8 Time of Granting Options. The time an Option is granted, sometimes referred to herein as the date of grant, shall be the day the Corporation executes the Option Agreement; provided, however, that if appropriate resolutions of the Committee indicate that an Option is to be granted as of and on some prior or future date, the time such Option is granted shall be such prior or future date.

                  6.9 Privileges of Stock Ownership. No Optionee shall be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to such Optionee. No Shares shall be purchased upon the exercise of any Option unless and until, in the opinion of the Corporation's counsel, any then applicable requirements of any laws or governmental or regulatory agencies having jurisdiction and of any exchanges upon which the stock of the Corporation may be listed shall have been fully complied with.

                  6.10 Securities Laws Compliance. The Corporation will diligently endeavor to comply with all applicable securities laws before any Options are granted under the Plan and before any Shares are issued pursuant to Options. Without limiting the generality of the foregoing, the Corporation may require from the Optionee such investment representation or such agreement, if any, as counsel for the Corporation may consider necessary or advisable in order to comply with the Securities Act of 1933 as then in effect, and may require that the Optionee agree that any sale of the Shares will be made only in such manner as is permitted by the Committee. The Committee in its discretion may cause the Shares underlying the Options to be registered under the Securities Act of 1933, as amended, by the filing of a Form S-8 Registration Statement covering the Options and Shares underlying such Options. Optionee shall take any action reasonably requested by the Corporation in connection with registration or qualification of the Shares under federal or state securities laws.

                  6.11 Option Agreement. Each Incentive Stock Option and Nonqualified Option granted under this Plan shall be evidenced by the appropriate written Stock Option Agreement ("Option Agreement") executed by the Corporation and the Optionee in a form substantially the same as the appropriate form of Option Agreement attached as Exhibit I or II hereto (and made a part hereof by this reference) and shall contain each of the provisions and agreements specifically required to be contained therein pursuant to this
Section 6, and such other terms and conditions as are deemed desirable by the Committee and are not inconsistent with the purpose of the Plan as set forth in
Section 1.

         7. PLAN AMENDMENT AND TERMINATION.

                  7.1 Authority of Committee. The Committee may at any time discontinue granting Options under the Plan or otherwise suspend, amend or terminate the Plan and may, with the consent of an Optionee, make such modification of the terms and conditions of such Optionee's Option as it shall deem advisable; provided that, except as permitted under the provisions of
Section 5.2, the Committee shall have no authority to make any amendment or modification to this Plan or any outstanding Option thereunder which would: (i) increase the maximum number of shares which may be purchased pursuant to Options granted under the Plan, either in the aggregate or by an Optionee (except pursuant to Section 5.2); (ii) change the designation of the class of the employees eligible to receive Incentive Stock Options; (iii) extend the term of the Plan or the maximum Option period thereunder; (iv) decrease the minimum Incentive Stock Option price or permit reductions of the price at which shares may be purchased for Incentive Stock Options granted under the Plan; or (v) cause Incentive Stock Options issued under the Plan to fail to meet the requirements of incentive stock options under Code Section 422. An amendment or modification made pursuant to the provisions of this Section 7 shall be deemed adopted as of the date of the action of the Committee effecting such amendment or modification and shall be effective immediately, unless otherwise provided therein, subject to approval thereof (1) within twelve (12) months before or after the effective date by stockholders of the Corporation holding not less than a majority vote of the voting power of the Corporation voting in person or by proxy at a duly held stockholders meeting when required to maintain or satisfy the requirements of Code Section 422 with respect to Incentive Stock Options, and (2) by any appropriate governmental agency. No Option may be granted during any suspension or after termination of the Plan.

                  7.2 Ten (10) Year Maximum Term. Unless previously terminated by the Committee, this Plan shall terminate on November 24, 2007, and no Options shall be granted under the Plan thereafter.

                  7.3 Effect on Outstanding Options. Amendment, suspension or termination of this Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted.

         8. EFFECTIVE DATE OF PLAN. This Plan shall be effective as of July 1, 1997, the date the Plan was adopted by the Board of Directors, subject to the approval of the Plan by the affirmative vote of a majority of the issued and outstanding Shares of common stock of the Corporation represented and voting at a duly held meeting at which a quorum is present within twelve (12) months thereafter. The Committee shall be authorized and empowered to make grants of Options pursuant to this Plan prior to such approval of this Plan by the stockholders; provided, however, in such event the Option grants shall be made subject to the approval of both this Plan and such Option grants by the stockholders in accordance with the provisions of this Section 8.

         9. MISCELLANEOUS PROVISIONS.

                  9.1 Exculpation and Indemnification. The Corporation shall indemnify and hold harmless the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful conduct and/or criminal acts of such persons.

                  9.2 Governing Law. The Plan shall be governed and construed in accordance with the laws of the State of Michigan and the Code.

                  9.3 Compliance with Applicable Laws. The inability of the Corporation to obtain from any regulatory body having jurisdiction authority deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any Shares upon the exercise of an Option shall relieve the Corporation of any liability in respect of the non-issuance or sale of such Shares as to which such requisite authority shall not have been obtained.

                                     FORM OF                           EXHIBIT I
                        INCENTIVE STOCK OPTION AGREEMENT


         THIS INCENTIVE STOCK OPTION AGREEMENT ("Agreement") is entered into as of , 199_, by and between NOBLE INTERNATIONAL, LTD. a Michigan corporation ("Corporation"), and ("Optionee").

                                 R E C I T A L S

         A. On ____________, the Board of Directors of the Corporation adopted, subject to the approval of the Corporation's shareholders, the Noble International, Ltd. 1997 Stock Option Plan (the "Plan").

         B. Pursuant to the Plan, on ________________, the members of the Board of Directors of the Corporation serving on the Plan Committee ("Committee") authorized granting to Optionee options to purchase shares of the common stock, no par value, of the Corporation ("Shares") for the term and subject to the terms and conditions hereinafter set forth.

                                A G R E E M E N T

         It is hereby agreed as follows:

         1. CERTAIN DEFINITIONS. Unless otherwise defined herein, or the context otherwise clearly requires, terms with initial capital letters used herein shall have the meanings assigned to such terms in the Plan.

         2. GRANT OF OPTIONS. The Corporation hereby grants to Optionee, options ("Options") to purchase all or any part of Shares, upon and subject to the terms and conditions of the Plan, which is incorporated in full herein by this reference, and upon the other terms and conditions set forth herein.

         3. OPTION PERIOD. The Options shall be exercisable at any time during the period commencing on the following dates (subject to the provisions of Section 18) and expiring on the date ______ (_) years from the date of grant, unless earlier terminated pursuant to Section 7:
                 [terms of option vesting to be set forth here]

         4. METHOD OF EXERCISE. The Options shall be exercisable by Optionee by giving written notice to the Corporation of the election to purchase and of the number of Shares Optionee elects to purchase, such notice to be accompanied by such other executed instruments or documents as may be required by the Committee pursuant to this Agreement, and unless otherwise directed by the Committee, Optionee shall at the time of such exercise tender the purchase price of the Shares he has elected to purchase. An Optionee may purchase less than the total number of Shares for which the Option is exercisable, provided that a partial exercise of an Option may not be for less than One Hundred (100) Shares. If Optionee shall not purchase all of the Shares which he is entitled to purchase under the Options, his right to purchase the remaining unpurchased Shares shall continue until expiration of the Options. The Options shall be exercisable with respect of whole Shares only, and fractional Share interests shall be disregarded.

         5. AMOUNT OF PURCHASE PRICE. The purchase price per Share for each Share which Optionee is entitled to purchase under the Options shall be _____ per Share.

         6. PAYMENT OF PURCHASE PRICE. At the time of Optionee's notice of exercise of the Options, Optionee shall tender in cash or by certified or bank cashier's check payable to the Corporation, the purchase price for all Shares then being purchased. Provided, however, the Board of Directors may, in its sole discretion, permit payment by the Corporation of the purchase price in whole or in part with Shares. If the Optionee is so permitted, and the Optionee elects to make payment with Shares, the Optionee shall deliver to the Corporation certificates representing the number of Shares in payment for new Shares, duly endorsed for transfer to the Corporation, together with any written representations relating to title, liens and encumbrances, securities laws, rules and regulatory compliance, or other matters, reasonably requested by the Board of Directors. The value of Shares so tendered shall be their Fair Market Value Per Share on the date of the Optionee's notice of exercise.

         7. EFFECT OF TERMINATION OF EMPLOYMENT. If an Optionee's employment or other relationship with the Corporation (or a Subsidiary) terminates, the effect of the termination on the Optionee's rights to acquire Shares shall be as follows:

                  7.1 Termination for Other than Disability or Cause. If an Optionee ceases to be employed by, or ceases to have a relationship with, the Corporation or a Subsidiary for any reason other than for disability or cause, such Optionee's Options shall expire not later than three (3) months thereafter. During such three (3) month period and prior to the expiration of the Option by its terms, the Optionee may exercise any Option granted to him, but only to the extent such Options were exercisable on the date of termination of his employment or relationship and except as so exercised, such Options shall expire at the end of such three (3) month period unless such Options by their terms expire before such date. The decision as to whether a termination for a reason other than disability, cause or death has occurred shall be made by the Committee, whose decision shall be final and conclusive, except that employment shall not be considered terminated in the case of sick leave or other bona fide leave of absence approved by the Corporation.

                  7.2 Disability. If an Optionee ceases to be employed by, or ceases to have a relationship with, the Corporation or a Subsidiary by reason of disability (within the meaning of Code Section 22(e)(3)), such Optionee's Options shall expire not later than one (1) year thereafter. During such one (1) year period and prior to the expiration of the Option by its terms, the Optionee may exercise any Option granted to him, but only to the extent such Options were exercisable on the date the Optionee ceased to be employed by, or ceased to have a relationship with, the Corporation or Subsidiary by reason of disability. The decision as to whether a termination by reason of disability has occurred shall be made by the Committee, whose decision shall be final and conclusive.

                  7.3 Termination for Cause. If an Optionee's employment by, or relationship with, the Corporation or a Subsidiary is terminated for cause, such Optionee's Option shall expire immediately; provided, however, the Committee may, in its sole discretion, within thirty (30) days of such termination, waive the expiration of the Option by giving written notice of such waiver to the Optionee at such Optionee's last known address. In the event of such waiver, the Optionee may exercise the Option only to such extent, for such time, and upon such terms and conditions as if such Optionee had ceased to be employed by, or ceased to have a relationship with, the Corporation or a Subsidiary upon the date of such termination for a reason other than disability, cause or death. Termination for cause shall include termination for malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith or any conduct detrimental to the interests of the Corporation or a Subsidiary. The determination of the Committee with respect to whether a termination for cause has occurred shall be final and conclusive.

         8. NONTRANSFERABILITY OF OPTIONS. The Options shall not be transferable, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by Optionee.

         9. ADDITIONAL RESTRICTIONS REGARDING DISPOSITIONS OF SHARES. The Shares acquired pursuant to the exercise of Options shall be subject to the restrictions set forth in Exhibit "A" attached hereto and incorporated herein as if fully set forth.

         10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. As used herein, the term "Adjustment Event" means an event pursuant to which the outstanding Shares of the Corporation are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities, without receipt of consideration by the Corporation, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise. Upon the occurrence of an Adjustment Event, (i) appropriate and proportionate adjustments shall be made to the number and kind and exercise price for the shares subject to the Options, and (ii) appropriate amendments to this Agreement shall be executed by the Corporation and Optionee if the Committee determines that such an amendment is necessary or desirable to reflect such adjustments. If determined by the Committee to be appropriate, in the event of an Adjustment Event which involves the substitution of securities of a corporation other than the Corporation, the Committee shall make arrangements for the assumptions by such other corporation of the Options. Notwithstanding the foregoing, any such adjustment to the Options shall be made without change in the total exercise price applicable to the unexercised portion of the Options, but with an appropriate adjustment to the number of shares, kind of shares and exercise price for each share subject to the Options. The determination by the Committee as to what adjustments, amendments or arrangements shall be made pursuant to this Section 10, and the extent thereof, shall be final and conclusive. No fractional Shares shall be issued on account of any such adjustment or arrangement.

         11. NO RIGHTS TO CONTINUED EMPLOYMENT OR RELATIONSHIP. Nothing contained in this Agreement shall obligate the Corporation to employ or have another relationship with Optionee for any period or interfere in any way with the right of the Corporation to reduce Optionee's compensation or to terminate the employment of or relationship with Optionee at any time.

         12. TIME OF GRANTING OPTIONS. The time the Options shall be deemed granted, sometimes referred to herein as the "date of grant," shall be .

         13. PRIVILEGES OF STOCK OWNERSHIP. Optionee shall not be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to Optionee. No Shares shall be purchased upon the exercise of any Options unless and until, in the opinion of the Corporation's counsel, any then applicable requirements of any laws, or governmental or regulatory agencies having jurisdiction, and of any exchanges upon which the stock of the Corporation may be listed shall have been fully complied with.

         14. SECURITIES LAWS COMPLIANCE. The Corporation will diligently endeavor to comply with all applicable securities laws before any stock is issued pursuant to the Options. Without limiting the generality of the foregoing, the Corporation may require from the Optionee such investment representation or such agreement, if any, as counsel for the Corporation may consider necessary in order to comply with the Securities Act of 1933 as then in effect, and may require that the Optionee agree that any sale of the Shares will be made only in such manner as is permitted by the Committee. The Committee may in its discretion cause the Shares underlying the Options to be registered under the Securities Act of 1933 as amended by filing a Form S-8 Registration Statement covering the Options and the Shares underlying the Options. Optionee shall take any action reasonably requested by the Corporation in connection with registration or qualification of the Shares under federal or state securities laws.

         15. INTENDED TREATMENT AS INCENTIVE STOCK OPTIONS. The Options granted herein are intended to be "incentive stock options" to which Sections 421 and 422 of the Internal Revenue Code of 1986, as amended from time to time ("Code") apply, and shall be construed to implement that intent. If all or any part of the Options shall not be subject to Sections 421 and 422 of the Code, the Options shall nevertheless be valid and carried into effect.

         16. PLAN CONTROLS. The Options shall be subject to and governed by the provisions of the Plan. All determinations and interpretations of the Plan made by the Committee shall be final and conclusive.

         17. SHARES SUBJECT TO LEGEND. If deemed necessary by the Corporation's counsel, all certificates issued to represent Shares purchased upon exercise of the Options shall bear such appropriate legend conditions as counsel for the Corporation shall require.

         18. CONDITIONS TO OPTIONS.

                  18.1 Compliance with Applicable Laws. THE CORPORATION'S OBLIGATION TO ISSUE SHARES OF ITS COMMON STOCK UPON EXERCISE OF THE OPTIONS IS EXPRESSLY CONDITIONED UPON THE COMPLETION BY THE CORPORATION OF ANY REGISTRATION OR OTHER QUALIFICATION OF SUCH SHARES UNDER ANY STATE AND/OR FEDERAL LAW OR RULINGS OR REGULATIONS OF ANY GOVERNMENTAL REGULATORY BODY, OR THE MAKING OF SUCH INVESTMENT REPRESENTATIONS OR OTHER REPRESENTATIONS AND UNDERTAKINGS BY THE OPTIONEE OR ANY PERSON ENTITLED TO EXERCISE THE OPTION IN ORDER TO COMPLY WITH THE REQUIREMENTS OF ANY EXEMPTION FROM ANY SUCH REGISTRATION OR OTHER QUALIFICATION OF SUCH SHARES WHICH THE COMMITTEE SHALL, IN ITS SOLE DISCRETION, DEEM NECESSARY OR ADVISABLE. SUCH REQUIRED REPRESENTATIONS AND UNDERTAKINGS MAY INCLUDE REPRESENTATIONS AND AGREEMENTS THAT THE OPTIONEE OR ANY PERSON ENTITLED TO EXERCISE THE OPTION (i) IS NOT PURCHASING SUCH SHARES FOR DISTRIBUTION AND
(ii) AGREES TO HAVE PLACED UPON THE FACE AND REVERSE OF ANY CERTIFICATES A LEGEND SETTING FORTH ANY REPRESENTATIONS AND UNDERTAKINGS WHICH HAVE BEEN GIVEN TO THE COMMITTEE OR A REFERENCE THERETO.

                  18.2 SHAREHOLDER APPROVAL OF PLAN. IF THE OPTIONS GRANTED HEREBY ARE GRANTED PRIOR TO APPROVAL OF THE PLAN BY THE SHAREHOLDERS OF THE CORPORATION PURSUANT TO SECTION 8 OF THE PLAN, THE GRANT OF THE OPTIONS MADE HEREBY IS EXPRESSLY CONDITIONED UPON AND SUCH OPTIONS SHALL NOT BE EXERCISABLE UNTIL THE APPROVAL OF THE PLAN BY THE SHAREHOLDERS OF THE CORPORATION IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8 OF THE PLAN.

                  18.3 Maximum Exercise Period. Notwithstanding any provision of this Agreement to the contrary, the Options shall expire no later than ten years from the date hereof or five years if, as of the date hereof, the Optionee owns or is considered to own by reason of Code Section 425(d) more than 10% of the total combined voting power of all classes of stock of the Corporation or any Subsidiary or parent corporation of the Corporation.

         19.      MISCELLANEOUS.

                  19.1 Binding Effect. This Agreement shall bind and inure to the benefit of the successors, assigns, transferees, agents, personal representatives, heirs and legatees of the respective parties.

                  19.2 Further Acts. Each party agrees to perform any further acts and execute and deliver any documents which may be necessary to carry out the provisions of this Agreement.

                  19.3 Amendment. This Agreement may be amended at any time by the written agreement of the Corporation and the Optionee.

                  19.4 Syntax. Throughout this Agreement, whenever the context so requires, the singular shall include the plural, and the masculine gender shall include the feminine and neuter genders. The headings and captions of the various Sections hereof are for convenience only and they shall not limit, expand or otherwise affect the construction or interpretation of this Agreement.

                  19.5 Choice of Law. The parties hereby agree that this Agreement has been executed and delivered in the State of Michigan and shall be construed, enforced and governed by the laws thereof. This Agreement is in all respects intended by each party hereto to be deemed and construed to have been jointly prepared by the parties and the parties hereby expressly agree that any uncertainty or ambiguity existing herein shall not be interpreted against either of them.

                  19.6 Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

                  19.7 Notices. All notices and demands between the parties hereto shall be in writing and shall be served either by registered or certified mail, and such notices or demands shall be deemed given and made forty-eight
(48) hours after the deposit thereof in the United States mail, postage prepaid, addressed to the party to whom such notice or demand is to be given or made, and the issuance of the registered receipt therefor. If served by telegraph, such notice or demand shall be deemed given and made at the time the telegraph agency shall confirm to the sender, delivery thereof to the addressee. All notices and demands to Optionee or the Corporation may be given to them at the following addresses:

     If to Optionee:             _________________________

                                 _________________________

                                 _________________________


     If to Corporation:          Noble International, Ltd.
                                 33 Bloomfield Hills Parkway, Suite 155
                                 Bloomfield Hills, MI 48304

Such parties may designate in writing from time to time such other place or places that such notices and demands may be given.

                  19.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, this Agreement supersedes all prior and contemporaneous agreements and understandings of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth or referred to herein. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

                  19.9 Attorneys' Fees. In the event that any party to this Agreement institutes any action or proceeding, including, but not limited to, litigation or arbitration, to preserve, to protect or to enforce any right or benefit created by or granted under this Agreement, the prevailing party in each respective such action or proceeding shall be entitled, in addition to any and all other relief granted by a court or other tribunal or body, as may be appropriate, to an award in such action or proceeding of that sum of money which represents the attorneys' fees reasonably incurred by the prevailing party therein in filing or otherwise instituting and in prosecuting or otherwise pursuing or defending such action or proceeding, and, additionally, the attorneys' fees reasonably incurred by such prevailing party in negotiating any and all matters underlying such action or proceeding and in preparation for instituting or defending such action or proceeding.

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first set forth above.


                           "CORPORATION"

                           NOBLE INTERNATIONAL, LTD.,
                           a Michigan corporation



                           By:
                               ---------------------------------------


                           "OPTIONEE"


                           -------------------------------------------

                                    [FORM OF]                         EXHIBIT II
                      NON-QUALIFIED STOCK OPTION AGREEMENT


         THIS NON-QUALIFIED STOCK OPTION AGREEMENT ("Agreement") is entered into as of ________, 199_, by and between NOBLE INTERNATIONAL, LTD., a Michigan corporation ("Corporation"), and _______________ ("Optionee").

                                 R E C I T A L S

         A. On _____________ 1997, the Board of Directors of the Corporation adopted, subject to the approval of the Corporation's shareholders, the Noble International, Ltd. 1997 Stock Option Plan (the "Plan").

         B. Pursuant to the Plan, on ___________, the members of the Board of Directors of the Corporation serving on the Plan Committee ("Committee") authorized granting to Optionee options to purchase shares of the common stock, no par value, of the Corporation ("Shares") for the term and subject to the terms and conditions hereinafter set forth.

                                A G R E E M E N T

         It is hereby agreed as follows:

         1. CERTAIN DEFINITIONS. Unless otherwise defined herein, or the context otherwise clearly requires, terms with initial capital letters used herein shall have the meanings assigned to such terms in the Plan.

         2. GRANT OF OPTIONS. The Corporation hereby grants to Optionee, options ("Options") to purchase all or any part of ____________ Shares, upon and subject to the terms and conditions of the Plan, which is incorporated in full herein by this reference, and upon the other terms and conditions set forth herein.

         3. OPTION PERIOD. The Options shall be exercisable at any time during the period commencing on the following dates (subject to the provisions of Section 18) and expiring on the date _____ (_) years from the date of grant, unless earlier terminated pursuant to Section 7:

           Number of Options              Date First Exercisable
           -----------------              ----------------------

                 [Terms of option vesting to be set forth here]

         4. METHOD OF EXERCISE. The Options shall be exercisable by Optionee by giving written notice to the Corporation of the election to purchase and of the number of Shares Optionee elects to purchase, such notice to be accompanied by such other executed instruments or documents as may be required by the Committee pursuant to this Agreement, and unless otherwise directed by the Committee, Optionee shall at the time of such exercise tender the purchase price of the Shares he has elected to purchase. An Optionee may purchase less than the total number of Shares for which the Option is exercisable, provided that a partial exercise of an Option may not be for less than One Hundred (100) Shares. If Optionee shall not purchase all of the Shares which he is entitled to purchase under the Options, his right to purchase the remaining unpurchased Shares shall continue until expiration of the Options. The Options shall be exercisable with respect of whole Shares only, and fractional Share interests shall be disregarded.

         5. AMOUNT OF PURCHASE PRICE. The purchase price per Share for each Share which Optionee is entitled to purchase under the Options shall be ___ per Share.

         6. PAYMENT OF PURCHASE PRICE. At the time of Optionee's notice of exercise of the Options, Optionee shall tender in cash or by certified or bank cashier's check payable to the Corporation, the purchase price for all Shares then being purchased. Provided, however, the Board of Directors may, in its sole discretion, permit payment by the Corporation of the purchase price in whole or in part with Shares. If the Optionee is so permitted, and the Optionee elects to make payment with Shares, the Optionee shall deliver to the Corporation certificates representing the number of Shares in payment for new Shares, duly endorsed for transfer to the Corporation, together with any written representations relating to title, liens and encumbrances, securities laws, rules and regulatory compliance, or other matters, reasonably requested by the Board of Directors. The value of Shares so tendered shall be their Fair Market Value Per Share on the date of the Optionee's notice of exercise.

         7. EFFECT OF TERMINATION OF RELATIONSHIP OR DEATH. If Optionee's relationship with the Corporation as an employee terminates (whether voluntarily or involuntarily because he is not re-elected by the shareholders), or if optionee dies, all options which have previously vested shall expire six (6) months thereafter. All unvested options shall laps and automatically expire. During such six (6) month period (or such shorter period prior to the expiration of the Option by its own terms), such Options may be exercised by the Optionee, his executor or administrator or the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, as the case may be, but only to the extent such Options were exercisable on the date Optionee ceased to have a relationship with the Corporation as a director or died.

         8. NONTRANSFERABILITY OF OPTIONS. The Options shall not be transferable, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by Optionee.

         9. ADDITIONAL RESTRICTIONS REGARDING DISPOSITIONS OF SHARES. The Shares acquired pursuant to the exercise of Options shall be subject to the restrictions set forth in Exhibit "A" attached hereto and incorporated herein as if fully set forth.

         10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. As used herein, the term "Adjustment Event" means an event pursuant to which the outstanding Shares of the Corporation are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities, without receipt of consideration by the Corporation, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise. Upon the occurrence of an Adjustment Event, (i) appropriate and proportionate adjustments shall be made to the number and kind and exercise price for the shares subject to the Options, and (ii) appropriate amendments to this Agreement shall be executed by the Corporation and Optionee if the Committee determines that such an amendment is necessary or desirable to reflect such adjustments. If determined by the Committee to be appropriate, in the event of an Adjustment Event which involves the substitution of securities of a corporation other than the Corporation, the Committee shall make arrangements for the assumptions by such other corporation of the Options. Notwithstanding the foregoing, any such adjustment to the Options shall be made without change in the total exercise price applicable to the unexercised portion of the Options, but with an appropriate adjustment to the number of shares, kind of shares and exercise price for each share subject to the Options. The determination by the Committee as to what adjustments, amendments or arrangements shall be made pursuant to this Section 10, and the extent thereof, shall be final and conclusive. No fractional Shares shall be issued on account of any such adjustment or arrangement.

         11. NO RIGHTS TO CONTINUED EMPLOYMENT OR RELATIONSHIP. Nothing contained in this Agreement shall obligate the Corporation to employ or have another relationship with Optionee for any period or interfere in any way with the right of the Corporation to reduce Optionee's compensation or to terminate the employment of or relationship with Optionee at any time.

         12. TIME OF GRANTING OPTIONS. The time the Options shall be deemed granted, sometimes referred to herein as the "date of grant," shall be
_________.

         13. PRIVILEGES OF STOCK OWNERSHIP. Optionee shall not be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to Optionee. No Shares shall be purchased upon the exercise of any Options unless and until, in the opinion of the Corporation's counsel, any then applicable requirements of any laws, or governmental or regulatory agencies having jurisdiction, and of any exchanges upon which the stock of the Corporation may be listed shall have been fully complied with.

         14. SECURITIES LAWS COMPLIANCE. The Corporation will diligently endeavor to comply with all applicable securities laws before any stock is issued pursuant to the Options. Without limiting the generality of the foregoing, the Corporation may require from the Optionee such investment representation or such agreement, if any, as counsel for the Corporation may consider necessary in order to comply with the Securities Act of 1933 as then in effect, and may require that the Optionee agree that any sale of the Shares will be made only in such manner as is permitted by the Committee. The Committee may in its discretion cause the Shares underlying the Options to be registered under the Securities Act of 1933 as amended by filing a Form S-8 Registration Statement covering the Options and the Shares underlying the Options. Optionee shall take any action reasonably requested by the Corporation in connection with registration or qualification of the Shares under federal or state securities laws.

         15. INTENDED TREATMENT AS NON-QUALIFIED STOCK OPTIONS. The Options granted herein are intended to be non-qualified stock options described in U.S. Treasury Regulation ("Treas. Reg.") '1.83-7 to which Sections 421 and 422 of the Internal Revenue Code of 1986, as amended from time to time ("Code") do not apply, and shall be construed to implement that intent. If all or any part of the Options shall not be described in Treas. Reg. '1.83-7 or be subject to Sections 421 and 422 of the Code, the Options shall nevertheless be valid and carried into effect.

         16. PLAN CONTROLS. The Options shall be subject to and governed by the provisions of the Plan. All determinations and interpretations of the Plan made by the Committee shall be final and conclusive.

         17. SHARES SUBJECT TO LEGEND. If deemed necessary by the Corporation's counsel, all certificates issued to represent Shares purchased upon exercise of the Options shall bear such appropriate legend conditions as counsel for the Corporation shall require.

         18. CONDITIONS TO OPTIONS.

                  18.1 Compliance with Applicable Laws. THE CORPORATION'S OBLIGATION TO ISSUE SHARES OF ITS COMMON STOCK UPON EXERCISE OF THE OPTIONS IS EXPRESSLY CONDITIONED UPON THE COMPLETION BY THE CORPORATION OF ANY REGISTRATION OR OTHER QUALIFICATION OF SUCH SHARES UNDER ANY STATE AND/OR FEDERAL LAW OR RULINGS OR REGULATIONS OF ANY GOVERNMENTAL REGULATORY BODY, OR THE MAKING OF SUCH INVESTMENT REPRESENTATIONS OR OTHER REPRESENTATIONS AND UNDERTAKINGS BY THE OPTIONEE OR ANY PERSON ENTITLED TO EXERCISE THE OPTION IN ORDER TO COMPLY WITH THE REQUIREMENTS OF ANY EXEMPTION FROM ANY SUCH REGISTRATION OR OTHER QUALIFICATION OF SUCH SHARES WHICH THE COMMITTEE SHALL, IN ITS SOLE DISCRETION, DEEM NECESSARY OR ADVISABLE. SUCH REQUIRED REPRESENTATIONS AND UNDERTAKINGS MAY INCLUDE REPRESENTATIONS AND AGREEMENTS THAT THE OPTIONEE OR ANY PERSON ENTITLED TO EXERCISE THE OPTION (i) IS NOT PURCHASING SUCH SHARES FOR DISTRIBUTION AND
(ii) AGREES TO HAVE PLACED UPON THE FACE AND REVERSE OF ANY CERTIFICATES A LEGEND SETTING FORTH ANY REPRESENTATIONS AND UNDERTAKINGS WHICH HAVE BEEN GIVEN TO THE COMMITTEE OR A REFERENCE THERETO.

                  18.2 SHAREHOLDER APPROVAL OF PLAN. IF THE OPTIONS GRANTED HEREBY ARE GRANTED PRIOR TO APPROVAL OF THE PLAN BY THE SHAREHOLDERS OF THE CORPORATION PURSUANT TO SECTION 8 OF THE PLAN, THE GRANT OF THE OPTIONS MADE

HEREBY IS EXPRESSLY CONDITIONED UPON AND SUCH OPTIONS SHALL NOT BE EXERCISABLE UNTIL THE APPROVAL OF THE PLAN BY THE SHAREHOLDERS OF THE CORPORATION IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8 OF THE PLAN.

            19. MISCELLANEOUS.

                  19.1 Binding Effect. This Agreement shall bind and inure to the benefit of the successors, assigns, transferees, agents, personal representatives, heirs and legatees of the respective parties.

                  19.2 Further Acts. Each party agrees to perform any further acts and execute and deliver any documents which may be necessary to carry out the provisions of this Agreement.

                  19.3 Amendment. This Agreement may be amended at any time by the written agreement of the Corporation and the Optionee.

                  19.4 Syntax. Throughout this Agreement, whenever the context so requires, the singular shall include the plural, and the masculine gender shall include the feminine and neuter genders. The headings and captions of the various Sections hereof are for convenience only and they shall not limit, expand or otherwise affect the construction or interpretation of this Agreement.

                  19.5 Choice of Law. The parties hereby agree that this Agreement has been executed and delivered in the State of Michigan and shall be construed, enforced and governed by the laws thereof. This Agreement is in all respects intended by each party hereto to be deemed and construed to have been jointly prepared by the parties and the parties hereby expressly agree that any uncertainty or ambiguity existing herein shall not be interpreted against either of them.

                  19.6 Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

                  19.7 Notices. All notices and demands between the parties hereto shall be in writing and shall be served either by registered or certified mail, and such notices or demands shall be deemed given and made forty-eight
(48) hours after the deposit thereof in the United States mail, postage prepaid, addressed to the party to whom such notice or demand is to be given or made, and the issuance of the registered receipt therefor. If served by telegraph, such notice or demand shall be deemed given and made at the time the telegraph agency shall confirm to the sender, delivery thereof to the addressee. All notices and demands to Optionee or the Corporation may be given to them at the following addresses:

            If to Optionee:         _________________________

                                    _________________________

                                    _________________________


            If to Corporation:      Noble International, Ltd.
                                    33 Bloomfield Hills Parkway, Suite 155
                                    Bloomfield Hills, MI 48304

Such parties may designate in writing from time to time such other place or places that such notices and demands may be given.

                  19.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, this Agreement supersedes all prior and contemporaneous agreements and understandings of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth or referred to herein. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

                  19.9 Attorneys' Fees. In the event that any party to this Agreement institutes any action or proceeding, including, but not limited to, litigation or arbitration, to preserve, to protect or to enforce any right or benefit created by or granted under this Agreement, the prevailing party in each respective such action or proceeding shall be entitled, in addition to any and all other relief granted by a court or other tribunal or body, as may be appropriate, to an award in such action or proceeding of that sum of money which represents the attorneys' fees reasonably incurred by the prevailing party therein in filing or otherwise instituting and in prosecuting or otherwise pursuing or defending such action or proceeding, and, additionally, the attorneys' fees reasonably incurred by such prevailing party in negotiating any and all matters underlying such action or proceeding and in preparation for instituting or defending such action or proceeding.

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first set forth above.


                                    "CORPORATION"

                                    NOBLE INTERNATIONAL, LTD.,
                                    a Michigan corporation


                                    By:
                                        -----------------------------------

                                    "OPTIONEE"



                                    ___________________________________

              NOBLE INTERNATIONAL, LTD. PROXY - 1998 ANNUAL MEETING Solicited on behalf of the Board of Directors for the
                         Annual Meeting April 23, 1998

The undersigned, a shareholder of Noble International, Ltd., a Michigan corporation, appoints Michael C. Azar his, her or its true and lawful agent and proxy, with full power of substitution, to vote all the shares of stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Noble International, Ltd. to be held at the Marriott Hotel, 200 West Big Beaver, Troy, Michigan 48084, on Thursday, April 23, 1998, at 9:00 a.m., and any adjournment thereof, with respect to the following matters which are more fully explained in the Proxy Statement of the Company dated March 10, 1998 receipt of which is acknowledged by the undersigned:

       ITEM 1:  ELECTION OF DIRECTORS.

       ______  FOR all nominees          ______  WITHHOLD AUTHORITY
       (Except as listed below.)               (As to all nominees.)

        Nominees: James Bronce Henderson III, Robert J. Skandalaris,
         Christopher L. Morin, Richard J. Reason, Timothy F. Healy,
                 Daniel J. McEnroe and Anthony R. Tersigni.

        Instruction: To withhold authority to vote for any individual nominee(s), write that nominee's name in the
                            space provided below.

                  ---------------------------------------------

       ITEM 2:  APPROVAL OF NOBLE INTERNATIONAL, LTD. 1997 STOCK OPTION PLAN

                _____ FOR        _____ AGAINST               _____ ABSTAIN

       ITEM 3:  RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

                _____ FOR        _____ AGAINST               _____ ABSTAIN

       ITEM 4: OTHER MATTERS. The Board of Directors at present knows of no other matters to be brought before the Annual Meeting.

This proxy will be voted in accordance with the instructions given. If no direction is made, the shares represented by this proxy will be voted FOR the election of the directors nominated by the Board of Directors and will be voted in accordance with the discretion of the proxies upon all other matters which may come before the Annual Meeting.

                              DATED:____________________________, 1998


                              --------------------------------------------
                              Signature of Shareholder


                              --------------------------------------------
                              Signature of Shareholder

                  PLEASE SIGN AS YOUR NAME APPEARS ON THE PROXY
            Trustees, Guardians, Personal and other Representatives,
                          please indicate full titles.

          IMPORTANT: PLEASE VOTE, DATE, SIGN AND RETURN THE PROXY CARD
                PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE